UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

August 26, 2009
Date of report (Date of earliest event reported)

MFA FINANCIAL, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	1-13991	13-3974868
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

350 Park Avenue, 21st Floor New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

(212) 207-6400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2009, MFA Financial, Inc. (“MFA”) entered into an employment agreement (the “Employment Agreement”) with Craig L. Knutson, appointing Mr. Knutson to the office of Executive Vice President.  The Employment Agreement, which has an effective date of July 1, 2009 and a term expiring on December 31, 2011, provides for an annualized base salary of $425,000 and a one-time grant of 75,000 shares of restricted common stock, which shares will vest ratably over a 16-quarter period.  In addition, Mr. Knutson will be eligible to receive an annual performance bonus in such amount as shall be recommended by MFA’s Chief Executive Officer and approved by the Compensation Committee of MFA’s Board of Directors (the “Board”) or the Board, as the case may be.  The foregoing summary is qualified by reference to Employment Agreement which is attached as Exhibit 10.1 to this Form 8-K.

Item 9.01.	Exhibits.

(d)  Exhibits

10.1	Employment Agreement, dated as of July 1, 2009, between MFA and Craig L. Knutson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2009

By:	/s/ Timothy W. Korth
Name:	Timothy W. Korth
Title:	General Counsel and Senior Vice President – Business Development